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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 19, 2001

                               VALLEY MEDIA, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                      000-25617                94-2556440
          --------                      ---------                ----------
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
of incorporation) risdiction                                 Identification No.)


         1280 Santa Anita Court, Woodland, California             95776
         --------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (530) 661-6600

                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.

     On April 19, 2001, Valley Media, Inc. (NASDAQ: VMIX) announced the signing of a definitive agreement for the sale of its video rental distribution business to Video Products Distributors (VPD, Inc.) a privately-held Company based in Folsom, CA for an undisclosed amount. This sale of the video rental business will result in closure of Valley's Bristol, PA distribution center as well as its sales offices in Carnegie, PA and Boston, MA, and a workforce reduction of approximately 100 employees. A copy of the press release issued in connection with the foregoing is attached as an exhibit to this filing and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

     Exhibit Number                  Description
     --------------                  -----------

          99.1 Press Release dated April 19, 2001 announcing the sale of its video rental distribution business to Video Products Distributors, Inc.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              VALLEY MEDIA, INC.


                                              By:  /s/ James P. Miller
                                                   -----------------------------
                                                   James P. Miller
                                                   President and Chief Operating
                                                   Officer
                                                   Date: April 26, 2001

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